Exhibit 99.1

NEXGEL ANNOUNCES LEADERSHIP TRANSITION AND STRATEGIC REVIEW INITIATIVE

LANGHORNE, Pa. – August 20, 2026 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”) today announced a series of leadership, governance and strategic initiatives designed to strengthen operational execution, improve liquidity, and enhance long-term shareholder value.

The actions include the appointment of Brian Kieser as Interim Chief Executive Officer and the formation of a Special Committee for Strategic Review and Value Creation.

Leadership Transition

Effective August 21, 2026, Brian Kieser has been appointed Interim Chief Executive Officer of NEXGEL.

Following the Company’s April 2026 acquisition of certain assets from Celularity, Inc., Mr. Kieser became actively involved in the integration of the BioNX Surgical division, manufacturing transition initiatives, commercialization strategy, financing activities, and broader strategic planning efforts through NEXGEL’s strategic partnership with Sequence Life Science, Inc.

After careful consideration, the Board unanimously determined that Mr. Kieser is particularly well-positioned to lead the Company through its next phase of operational integration and strategic review. The Board believes his industry experience, strategic relationships, and firsthand knowledge of these initiatives provide strong leadership continuity as NEXGEL focuses on improving operating performance, strengthening liquidity, and driving long-term shareholder value.

“Brian brings a deep understanding of our business, our strategic objectives and the opportunities ahead,” said Steve Glassman, Chairman of the Board. “The Board believes his leadership and industry experience make him exceptionally qualified to guide the Company during this important period.”

To ensure appropriate governance and oversight, all strategic review activities, restructuring initiatives, capital structure matters and potential related-party transactions will be overseen by the Board’s Special Committee for Strategic Review and Value Creation.

Special Committee for Strategic Review and Value Creation

The Board has established a Special Committee for Strategic Review and Value Creation to oversee a comprehensive review of the Company’s operations, asset portfolio, liquidity position, and long-term strategic direction. The Special Committee will be comprised of: Kevin Harris (Chair) and Steve Glassman.

The Committee has been authorized to evaluate and make recommendations to the Board regarding:

●	Strategic alternatives for non-core assets and businesses;
●	Capital structure and liquidity enhancement initiatives;
●	Operational efficiency and profitability improvements; and
●	Development of a formal restructuring and strategic plan.

The Company expects the Committee’s initial efforts to focus on developing and presenting a comprehensive strategic and value creation framework to the Board within the next 30 to 45 days.

“Our responsibility is to conduct a disciplined review of the Company’s assets, operations and capital structure and develop a framework that positions NEXGEL for long-term success,” said Kevin Harris, Chair of the Special Committee for Strategic Review and Value Creation. “The Committee’s focus will be on improving liquidity, increasing operational efficiency, evaluating strategic alternatives for non-core assets and recommending actions designed to enhance shareholder value while supporting the Company’s core growth platforms.”

Strategic Review

As part of its mandate, the Committee will review all non-core assets, product lines, and business activities. The review may consider continued operation, divestiture, strategic partnerships, restructuring or wind-down opportunities. The objective is to improve liquidity, simplify operations and concentrate capital and management resources on the businesses and assets believed to offer the greatest opportunity for long-term shareholder value creation.

The Board believes the Company’s most significant growth opportunities include BioNX Surgical, BioNX Regenerative Eye Health & Aesthetics, and its advanced hydrogel technologies.

Adam Levy Transition Services

Effective August 21, 2026, Adam Levy will cease serving as Chief Executive Officer and as an employee of the Company. In connection with his separation from the Company, Mr. Levy and the Company are negotiating a Separation Agreement and Release, and Mr. Levy has resigned from all officer, director, committee and other fiduciary positions with the Company and its subsidiaries effective as of August 21, 2026.

The Board thanks Mr. Levy for his contributions to NEXGEL, including his leadership in expanding the Company’s hydrogel platform and completing the acquisition of the BioNX Surgical assets earlier this year.

To facilitate an orderly leadership transition and preserve continuity across key business initiatives, Mr. Levy has agreed to provide transition assistance to the Company for a period of ninety (90) days following his separation. Transition assistance is expected to include executive and organizational knowledge transfer, transition of key customer, supplier and strategic partner relationships, support relating to ongoing BioNX Surgical integration initiatives, cooperation regarding public company reporting and disclosure matters, and other reasonable transition-related assistance requested by the Company.

Mr. Levy’s transition assistance will be provided pursuant to the expected Separation Agreement and Release and will not constitute continued employment or a consulting relationship with the Company. Other than the separation benefits provided under the Separation Agreement and Release, Mr. Levy will not receive any additional compensation in connection with such transition assistance.

The Company expects Mr. Levy’s continued involvement during the transition period will help ensure an efficient transfer of institutional knowledge and continuity across key strategic initiatives.

Looking Forward

The Board believes these actions position NEXGEL to undertake a disciplined strategic review, strengthen liquidity, simplify operations and focus resources on the Company’s highest-value growth opportunities.

The Company intends to provide shareholders with updates regarding the strategic review process, leadership transition and value creation initiatives as appropriate.

About NEXGEL, INC.

NEXGEL is a leading provider of healthcare, beauty, and over the counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include Silverseal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, our belief Mr. Kieser’s leadership and industry experience make him exceptionally qualified to guide the Company during this important period.. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@kcsa.com